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                                                                     EXHIBIT 3.2

                                    BYLAWS OF

                                 FPT CORPORATION

                                 (the "Company")


                                   ARTICLE I.

                                    Offices

         Section 1.1 Offices. The principal business office of the Company shall be in Houston, Texas. The Company may have such other business offices within or without the State of Texas as the board of directors may from time to time establish.

                                   ARTICLE II

                                  Capital Stock

         Section 2.1 Certificate Representing Shares. Shares of the capital stock of the Company shall be represented by certificates in such form or forms as the board of directors may approve, provided that such form or forms shall comply with all applicable requirements of law or of the articles of incorporation. Such certificates shall be signed by the president or a vice president, and by the secretary or an assistant secretary, of the Company and may be sealed with the seal of the Company or imprinted or otherwise marked with a facsimile of such seal. The signature of any or all of the foregoing officers of the Company may be represented by a printed facsimile thereof. If any officer whose signature, or a facsimile thereof, shall have been set upon any certificate shall cease, prior to the issuance of such certificate, to occupy the position in right of which his signature, or facsimile thereof, was so set upon such certificate, the Company may nevertheless adopt and issue such certificate with the same effect as if such officer occupied such position as of such date of issuance; and issuance and delivery of such certificate by the Company shall constitute adoption thereof by the Company. The certificates shall be consecutively numbered, and as they are issued, a record of such issuance shall be entered in the books of the Company.

         Section 2.2 Stock Certificate Book and Shareholders of Record. The secretary of the Company shall maintain, among other records, a stock certificate book, the stubs which shall set forth the names and addresses of the holders of all issued shares of the Company, the number of shares held by each, the number of certificates representing such shares, the date of issue of such certificates, and whether or not such shares originate from original issue or from transfer. The names and addresses of shareholders as they appear on the stock certificate book shall be the official list of shareholders of record of the Company for all purposes. The Company shall be entitled to treat the holder of record of any shares as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including, but without limitation, a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person.


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         Section 2.3 Shareholder's Change of Name or Address. Each shareholder shall promptly notify the secretary of the Company, at its principal business office, by written notice sent by certified mail, return receipt requested, of any change in name or address of the shareholder from that as it appears upon the official list of shareholders of record of the Company. The secretary of the Company shall then enter such changes into all affected Company records, including, but not limited to, the official list of shareholders of record.

         Section 2.4 Transfer of Stock. The shares represented by any certificate of the Company are transferable only on the books of the Company by the holder of record thereof or by his duly authorized attorney or legal representative upon surrender of the certificate for such shares, properly endorsed or assigned. The board of directors may make such rules and regulations concerning the issue, transfer, registration and replacement of certificates as they deem desirable or necessary.

         Section 2.5 Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents or registrars of the shares, or both, and may require all share certificates to bear the signature of a transfer agent or registrar, or both.

         Section 2.6 Lost, Stolen or Destroyed Certificates. The Company may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the board of directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as the board may direct, in order to indemnify the Company and its transfer agents and registrars, if any, against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

         Section 2.7 Fractional Shares. Only whole shares of the stock of the Company shall be issued. In case of any transaction by reason of which a fractional share might otherwise be issued, the directors, or the officers in the exercise of powers delegated by the directors, shall take such measures consistent with the law, the articles of incorporation and these bylaws, including (for example, and not by way of limitation) the payment in cash of an amount equal to the fair value of any fractional share, as they may deem proper to avoid the issuance of any fractional share.

                                   ARTICLE III

                                The Shareholders

         Section 3.1 Annual Meeting. Commencing in the calendar year 1999, the annual meeting of the shareholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of the Company, at 9:00 a.m. local time, on April 15 of each year (unless such day is a legal holiday, in which case such meeting shall be held at such hour on the first day thereafter which is not a legal holiday); or at such other place and time as may be designated by the board of directors. Failure to hold any annual meeting or meetings shall not work a forfeiture or dissolution of the Company.

         Section 3.2 Special Meetings. Except as otherwise provided by law or by the articles of incorporation, special meetings of the shareholders may be called by the

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chairman of the board of directors, the president, any one of the directors, or the holders of at least ten percent of all the shares having voting power at such meeting, and shall be held at the principal office of the Company or at such other place, and at such time, as may be stated in the notice calling such meeting. The record date for determining shareholders entitled to call a special meeting is the date on which the first shareholder signs the notice of that meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice of such meeting given in accordance with the terms of Section 3.3.

         Section 3.3 Notice of Meetings--Waiver. Written or printed notice of each meeting of shareholders, stating the place, day and hour of any meeting and, in case of a special shareholders' meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of such meeting, either personally or by mail, by or at the direction of the president, the secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid. Such further or earlier notice shall be given as may be required by law. The signing by a shareholder of a written waiver of notice of any shareholders' meeting, whether before or after the time stated in such waiver, shall be equivalent to the receiving by him of all notice required to be given with respect to such meeting. Attendance by a shareholder, whether in person or by proxy, at a shareholders' meeting shall constitute a waiver of notice of such meeting. No notice of any adjournment of any meeting shall be required.

         Section 3.4 Discharge of Notice Requirement. The notice provided for in
Section 3.3 of these bylaws is not required to be given to any shareholder if either notice of two consecutive annual meetings and all notices of meetings held during the period between such annual meetings or all payments (but in no event less than two payments) of distributions or interest on securities, during a 12-month period, have been sent by first class mail, to such shareholder, addressed to the address as shown on the records of the Company and have been returned undeliverable. Any action or meeting taken or held without notice to such a shareholder shall have the same force and effect as if the notice had been duly given and any articles or document filed with the Secretary of State pursuant to action taken may state that notice was duly given to all persons to whom notice was required to be given. The requirement that notice be given to such a shareholder shall be reinstated if such shareholder delivers to the Company a written notice setting forth his then current address.

         Section 3.5. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive a distribution by the Company (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the Company may provide that the stock transfer books shall be closed for a stated period in no case to exceed sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least the ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in no case to be more than sixty days nor, in the case of a meeting of shareholders, less than ten days prior to the


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date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date of such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

         Section 3.6 Distributions and Share Ownership as of Record Date. Distributions of cash, tangible property or intangible property made or payable by the Company, whether in liquidation or from earnings, profits, assets or capital, including all distributions that were payable but not paid to the registered owner of the shares, his heirs, successors or assigns but that are now being held in suspense by the Company or that were paid or delivered by it into an escrow account or to a trustee or custodian, shall be payable by the Company, escrow agent, trustee or custodian to the person registered as owner of the shares in the Company's stock transfer books as of the record date determined for that distribution, as provided in Section 3.5 of these bylaws, his heirs, successors or assigns. The person in whose name the shares are or were registered in the stock transfer books of the Company as of the record date shall be deemed to be the owner of the shares registered in his name at that time.

         Section 3.7 Voting List. The officer or agent having charge of the stock transfer books for shares of the Company shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to lawful inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Failure to comply with this Section shall not affect the validity of any action taken at such meeting.

         Section 3.8 Quorum and Officers. Except as otherwise provided by law, by the articles of incorporation or by these bylaws, the holders of a majority of the shares of each class issued and outstanding and entitled to vote and represented in person or by proxy shall constitute a quorum at a meeting of shareholders, but the shareholders present at any meeting, although representing less than a quorum, may from time to time adjourn the meeting to some other day and hour, without notice other than announcement at the meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The vote of the holders of a majority of the shares of each class entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law. The chairman of the board shall preside at, and the secretary shall keep the records of, each meeting of shareholders, and in the absence of either such officer, his duties shall be performed by any other officer authorized by these bylaws or any person appointed by resolution duly adopted at the meeting.



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         Section 3.9 Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder, or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

         Section 3.10 Balloting. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. At each meeting inspectors of election may be appointed by the presiding officer of the meeting, and at any meeting for the election of directors, inspectors shall be so appointed on the demand of any shareholder present or represented by proxy and entitled to vote in such election of directors. No director or candidate for the office of director shall be appointed as such inspector. The number of votes cast by shares in the election of directors shall be recorded in the minutes.

         Section 3.11 Voting Rights, Prohibition of Cumulative Voting for Directors. Except to the extent the articles of incorporation or the laws of the State of Texas provide otherwise, each outstanding share shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders. No shareholder shall have the right to cumulate his votes for the election of directors but each share shall be entitled to one vote in the election of each director except to the extent the articles of incorporation or the laws of the State of Texas provide otherwise. In the case of any contested election for any directorship, the candidate for such position receiving a plurality of the votes cast in such election shall be elected to such position.

         Section 3.12 Record of Shareholders. The Company shall keep at its principal business office, or the office of its transfer agents or registrars, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

         Section 3.13 Action Without Meeting. Unless otherwise permitted by the articles of incorporation of the Company, any action required by statute to be taken at a meeting of the shareholders of the Company, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote on the action were present and voted. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Company. All notices with respect to such consent required by the applicable statute shall be sent by the Company in a timely manner.

                                   ARTICLE IV

                             The Board of Directors

         Section 4.1 Number, Qualifications and Term. The business and affairs of the Company shall be managed and controlled by the board of directors; and, subject to any restrictions imposed by law, by the articles of incorporation, or by these bylaws, the board of directors may exercise all the powers of the Company. The number of directors which shall constitute the whole board shall be not less than one (1) and not more than nine (9).



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Within the foregoing limits, the number of directors shall be determined from time to time by resolution of the shareholders. The initial number of directors shall be seven (7), and such number may be increased or decreased by a majority of the entire board of directors, provided that no decrease shall effect a shortening of the term of any incumbent director. The board of directors shall be divided into three classes, as nearly as equal in number as possible. At each annual meeting of shareholders following the initial classification and election at the 1999 annual meeting of shareholders, directors elected to succeed those directors whose terms expire shall hold office, unless removed in accordance with Section 4.2 of these bylaws, until the third succeeding annual meeting of shareholders after their election and until their successor shall have been duly elected and qualified. Directors need not be residents of Texas or shareholders of the Company absent provision to the contrary in the articles of incorporation or laws of the State of Texas. Except as otherwise provided in Section 4.3 of these bylaws, each position on the board of directors shall be filled by election at the annual meeting of shareholders as provided in this Section 4.1. Any such election shall be conducted in accordance with Section 3.11 of these bylaws.

         Section 4.2 Removal. Any director or the entire board of directors may be removed from office, with or without cause, at any special meeting of shareholders by the affirmative vote of a majority of the shares of the shareholders present in person or by proxy and entitled to vote at such meeting, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall have so provided, the vacancy caused by such removal may be filled at such meeting by the affirmative vote of a majority in number of the shares of the shareholders present in person or by proxy and entitled to vote.

         Section 4.3 Vacancies. Any vacancy occurring in the board of directors may be filled by the vote of a majority of the remaining directors, even if such remaining directors comprise less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any position on the board of directors to be filled by reason of an increase in the number of directors shall be filled by the vote of a majority of the directors, election at an annual meeting of the shareholders, or at a special meeting of shareholders duly called for such purpose.

         Section 4.4 Regular Meetings. Regular meetings of the board of directors shall be held immediately following each annual meeting of shareholders, at the place of such meeting, and at such other times and places as the board of directors shall determine. No notice of any kind of such regular meetings needs to be given to either old or new members of the board of directors.

         Section 4.5 Special Meetings. Special meetings of the board of directors shall be held at any time by call of the chairman of the board, the president, the secretary or any of the directors. The secretary shall give notice of each special meeting to each director at his usual business or residence address by mail at least three days before the meeting or in person or by facsimile or telephone at least one day before such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid. Except as otherwise provided by law, by the articles of incorporation, or by these bylaws, such notice need not specify the business to be transacted at, or the purpose of, such meeting. No notice shall be necessary for any adjournment of any meeting. The signing of a written waiver of notice of any special meeting by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the receiving of such notice. Attendance of a director at a meeting shall also constitute a waiver of notice of such meeting, except where a



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director attends a meeting for the express and announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 4.6 Quorum. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business and the act of not less than a majority of such quorum of the directors shall be required in order to constitute the act of the board of directors, unless the act of a greater number shall be required by law, by the articles of incorporation or by these bylaws.

         Section 4.7 Procedure at Meetings. In the event the board of directors consist of more than one director, the board of directors, at each regular meeting held immediately following the annual meeting of shareholders, shall appoint one of their number as chairman of the board of directors. Failure to designate a chairman of the board shall be deemed a designation of the president to perform the functions of the chairman of the board. The chairman of the board shall preside at meetings of the board. In his absence at any meeting, any officer authorized by these bylaws or any member of the board selected by the members present shall preside. The secretary of the Company shall act as secretary at all meetings of the board. In his absence, the presiding officer of the meeting may designate any person to act as secretary. At meetings of the board of directors, the business shall be transacted in such order as the board may from time to time determine.

         Section 4.8 Presumption of Assent. Any director of the Company who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 4.9 Action Without a Meeting. Any action required by statute to be taken at a meeting of the directors of the Company, or which may be taken at such meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by each director entitled to vote at such meeting, and such consent shall have the same force and effect as a unanimous vote of the directors. Such signed consent, or a signed copy thereof, shall be placed in the minute book of the Company.

         Section 4.10 Compensation. Directors as such shall not receive any stated salary for their service, but by resolution of the board of directors, a fixed sum and reimbursement for reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors or at any meeting of the executive committee of directors, if any, to which such director may be elected in accordance with the following Section 4.11; but nothing herein shall preclude any director from serving the Company in any other capacity or receiving compensation therefor.

         Section 4.11 Executive Committee. The board of directors, by resolution adopted by a majority of the full board of directors, may designate an executive committee, which committee shall consist of one or more of the directors of the Company. Such executive committee may exercise such authority of the board of directors in the business and affairs of the Company as the board of directors may, by resolution duly adopted, delegate to it except as prohibited by law. The designation of such committee and the delegation


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thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law. Any member of the executive committee may be removed by the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Company. Members of the executive committee shall receive such compensation as may be approved by the board of directors and will be reimbursed for reasonable expenses actually incurred by reason of membership on the executive committee.

         Section 4.12 Other Committees. The board of directors, by resolution adopted by a majority of the full board of directors, may appoint one or more committees of one or more directors each. Such committees may exercise such authority of the board of directors in the business and affairs of the Company as the board of directors may, by resolution duly adopted, delegate, except as prohibited by law. The designation of any committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed on it or him by law. Any member of a committee may be removed at any time by the board of directors. Members of any such committees shall receive such compensation as may be approved by the board of directors and will be reimbursed for reasonable expenses actually incurred by reason of membership on a committee.

         Section 4.13 Amendments to Article IV. Notwithstanding anything to the contrary contained in these bylaws, no amendment, repeal or provision inconsistent with the provisions of Sections 4.1, 4.2 or 4.3 shall be adopted unless it is approved by the vote of two-thirds of the shares of the Company entitled to vote.

                                    ARTICLE V

                                    Officers

         Section 5.1 Number. The officers of the Company shall consist of a president and a secretary; and, in addition, such other officers and assistant officers and agents as may be deemed necessary or desirable. Officers shall be elected or appointed by the board of directors. Any two or more offices may be held by the same person. In its discretion, the board of directors may leave unfilled any office except those of president and secretary.

         Section 5.2 Election; Term; Qualification. Officers shall be chosen by the board of directors annually at the meeting of the board of directors following the annual shareholders' meeting. Each officer shall hold office until his successor has been chosen and qualified, or until his death, resignation, or removal.

         Section 5.3 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

         Section 5.4 Vacancies. Any vacancy in any office for any cause may be filled by the board of directors at any meeting.



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         Section 5.5 Duties. The officers of the Company shall have such powers and duties, except as modified by the board of directors, as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the board of directors and by these bylaws.

         Section 5.6 The President. The president shall have general direction of the affairs of the Company and general supervision over its several officers, subject however, to the control of the board of directors. He shall at each annual meeting, and from time to time, report to the shareholders and to the board of directors all matters within his knowledge which, in his opinion, the interest of the Company may require to be brought to the notice of such persons. He may sign, with the secretary or an assistant secretary, any or all certificates of stock of the Company. He shall preside at all meetings of the shareholders, shall sign and execute in the name of the Company (i) all contracts or other instruments authorized by the board of directors, and (ii) all contracts or instruments in the usual and regular course of business, pursuant to Section 6.2 hereof, except in cases when the signing and execution thereof shall be expressly delegated or permitted by the board or by these bylaws to some other officer or agent of the Company; and, in general, shall perform all duties incident to the office of president, and such other duties as from time to time may be assigned to him by the board of directors or as are prescribed by these bylaws.

         Section 5.7 The Vice Presidents. At the request of the president, or in his absence or disability, the vice presidents, in the order of their election, shall perform the duties of the president, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the president. Any action taken by a vice president in the performance of the duties of the president shall be conclusive evidence of the absence or inability to act of the president at the time such action was taken. The vice presidents shall perform such other duties as may, from time to time, be assigned to them by the board of directors or the president. A vice president may sign, with the secretary or an assistant secretary, certificates of stock of the Company.

         Section 5.8 Secretary. The secretary shall keep the minutes of all meetings of the shareholders, of the board of directors, and of the executive committee, if any, of the board of directors, in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law. He shall be custodian of the corporate records and of the seal (if any) of the Company and see, if the Company has a seal, that the seal of the Company is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized; shall have general charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers of the Company as the board of directors may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Company during business hours; and in general shall perform all duties and exercise all powers incident to the office of the secretary and such other duties and powers as the board of directors or the president from time to time may assign to or confer on him.

         Section 5.9 Treasurer. The treasurer shall keep complete and accurate records of account, showing at all times the financial condition of the Company. He shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Company. He shall furnish at meetings of the board of directors, or whenever requested, a statement of the financial condition of the


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Company, and shall perform such other duties as these bylaws may require or the board of directors may prescribe.

         Section 5.10. Assistant Officers. Any assistant secretary or assistant treasurer appointed by the board of directors shall have power to perform, and shall perform, all duties incumbent upon the secretary or treasurer of the Company, respectively, subject to the general direction of such respective officers, and shall perform such other duties as these bylaws may require or the board of directors may prescribe.

         Section 5.11 Salaries. The salaries or other compensation of the officers shall be fixed from time to time by the board of directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Company.

         Section 5.12 Bonds of Officers. The board of directors may secure the fidelity of any officer of the Company by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the board of directors.

         Section 5.13 Delegation. The board of directors may delegate temporarily the powers and duties of any officer of the Company, in case of his absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Company of any of his powers and duties to any agent or employee, subject to the general supervision of such officer.

                                   ARTICLE VI

                                  Miscellaneous

         Section 6.1 Distributions. Distributions, subject to the provisions of the articles of incorporation and to limitations set forth by law, if any, may be declared by the board of directors at any regular or special meeting. Distributions may be in the form of a dividend, including a share dividend, a purchase or redemption by the Company, directly or indirectly, of any of its own shares or a payment by the Company in liquidation of all or a portion of its assets. A distribution may not be made if it would render the Company insolvent or if it exceeds the surplus of the Company, except as otherwise allowed by law.

         Subject to limitations upon the authority of the board of directors imposed by law or by the articles of incorporation, the declaration of and provision for payment of dividends shall be at the discretion of the board of directors.

         Section 6.2. Contracts. The president shall have the power and authority to execute, on behalf of the Company, contracts or instruments in the usual and regular course of business, and in addition the board of directors may authorize any officer or officers, agent or agents, of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances. Unless so authorized by the board of directors or by these bylaws, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit or to render it pecuniarily liable for any purpose or in any amount.

         Section 6.3 Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Company shall be signed by such officers or employees of the Company as shall from time to time be authorized pursuant to these bylaws or by resolution of the board of directors.

         Section 6.4. Depositories. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks or other depositories as the board of directors may from time to time designate, and upon such terms and conditions as shall be fixed by the board of directors. The board of directors may from time to time authorize the opening and maintaining within any such depository as it may designate, of general and special accounts, and may make such special rules and regulations with respect thereto as it may deem expedient.

         Section 6.5 Endorsement of Stock Certificates. Subject to the specific directions of the board of directors, any share or shares of stock issued by any corporation and owned by the Company, including reacquired shares of the Company's own stock, may, for sale or transfer, be endorsed in the name of the Company by the president or any vice president; and such endorsement may be attested or witnessed by the secretary or any assistant secretary either with or without the affixing thereto of the corporate seal.

         Section 6.6 Corporate Seal. The corporate seal, if any, shall be in such form as the board of directors shall approve, and such seal, or a facsimile thereof, may be impressed on, affixed to, or in any manner reproduced upon, instruments of any nature required to be executed by officers of the Company.

         Section 6.7 Fiscal Year. The fiscal year of the Company shall begin and end on such dates as the board of directors at any time shall determine.

         Section 6.8 Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

         Section 6.9 Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the president or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         Section 6.10 Indemnification of Officers and Directors. The Company shall indemnify to the full extent allowed by law any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, partner, venturer, proprietor, trustee, agent, or similar functionary of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. This indemnification shall, to the extent permitted by law, be against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with such investigation, action, suit or proceeding but if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceedings in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. A person acting in his official capacity as a director of the Company must have conducted himself in good faith and reasonably believed his actions to have been in the Company's best interests. A person acting in any other capacity must have conducted himself in good faith and reasonably have believed his actions were not opposed to the Company's best interests. In the case of any criminal proceeding, indemnification requires that the person indemnified have had no reasonable cause to believe his conduct was unlawful.

         Any indemnification under this Section shall be made by the Company only as authorized in the specific case upon a determination that indemnification is proper because the director, officer, employee or agent has met the applicable standard of conduct as set forth in the laws of the State of Texas, and the amount of indemnification (before or after termination of the proceedings) shall be made only as set forth in the laws of the State of Texas. Such determinations shall be made as set forth in the laws of the State of Texas.

         Any indemnification of or advance of expenses to any officer, director, employee, or agent of the Company shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholder's meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Section 3.13 hereof and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

         Any right of indemnification granted by this Section 6.10 shall be in addition to and not in lieu of any other such right to which any director or officer of the Company may at any time be entitled under the law of the State of Texas; and if any indemnification which would otherwise be granted by this
Section 6.10 shall be disallowed by any competent court or administrative body as illegal or against public policy, then any director or officer with respect to whom such adjudication was made, and any other officer or director, shall be indemnified to the fullest extent permitted by law and public policy, it being the express intent of the Company to indemnify its officers, directors, employees and agents to the fullest extent possible in conformity with these bylaws, all applicable laws, and public policy.

         Section 6.11 Indemnity Insurance. The Company may purchase and maintain insurance or another arrangement on behalf of a person who is or was a director, officer, employee or agent of the Company or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such a person, whether or not the Company would have the power to indemnify him against that liability under these bylaws or the laws of the State of Texas. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the person only if the shareholders of the Company approve the inclusion of coverage for the additional liability.

         Section 6.12 Meetings by Telephone. Subject to the provisions required or permitted by these bylaws or the laws of the State of Texas for notice of meetings, shareholders, members of the board of directors, or members of any committee designated by the board of directors may participate in and hold any meeting required or permitted under these bylaws by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE VII

                                   Amendments

         Section 7.1 Amendments. These bylaws may be altered, amended, or repealed, or new bylaws may be adopted, by a majority of the board of directors at any duly held meeting of directors, (provided that notice of such proposed action shall have been contained in the notice of any such meeting,) unless the articles of incorporation or the laws of the State of Texas reserve the power exclusively to the shareholders in whole or in part, or the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the board of directors may not amend or repeal that bylaw. Unless the articles of incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the Company's bylaws, the holders of a majority of the shares represented at any duly held meeting of the shareholders, provided that notice of such proposed action shall have been contained in the notice of any such meeting, may amend, repeal or adopt the Company's bylaws.

                                  ARTICLE VIII

                             Shareholders' Agreement

         Section 8.1 Restrictions on Corporate Actions. For so long as the Bargo Group is entitled to nominate one or more persons to the Board of Directors of the Company as provided in the Shareholders' Agreement, dated August 14, 1998, among the Company, Bargo Energy Resources, Ltd., a Texas limited partnership ("Bargo"), and certain other shareholders of the Company ("Shareholders' Agreement"), without the approval of one of the directors nominated by the Bargo Group (which shall be in addition to any other corporate action required by the Articles of Incorporation of the Company, these Bylaws or by applicable law):

         (a) The Company will not, and will not permit any Subsidiary thereof, in any manner to owe or be liable for Indebtedness except:

                  (i)   the Obligations;

                  (ii)  the Senior Credit Facility;

                  (iii) obligations under operating leases entered into in the ordinary course of the Company's or its Subsidiaries' business in arm's length transactions at competitive market rates under competitive terms and conditions in all respects;

                  (iv) Indebtedness owed by the Company or any Subsidiary thereof which is subordinated to the Obligations upon terms and conditions satisfactory to ECIC and EnCap LP in their sole and absolute discretion;

                  (v) purchase money Indebtedness in an aggregate principal amount not to exceed $200,000 at any time, provided that the original principal amount of any such Indebtedness shall not be in excess of the purchase price of the asset acquired thereby and such Indebtedness shall be secured only by the acquired asset;

                  (vi) Indebtedness in the principal amount of approximately $20,000 owed to Bank One Texas on a workover rig; and

                  (vii) Indebtedness in the principal amount of approximately $20,000 owed to Sam Henderson.

         (b) The Company will not, and will not permit its Subsidiaries to, merge or consolidate with or into any other business entity. Any Subsidiary of the Company may, however, be merged into or consolidated with either the Company or another Subsidiary which is wholly-owned by the Company, so long as the Company or the Subsidiary wholly-owned by the Company is the surviving business entity. The Company will not issue any securities other than shares of its common stock or any options or warrants giving the holders thereof only the right to acquire such shares. No Subsidiary of the Company will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to the Company. No Subsidiary of the Company which is a partnership will allow any diminution of the Company's interest (direct or indirect) therein.

         (c) The Company will not, and will not permit any Subsidiary to, sell, transfer, lease, exchange, alienate or dispose of any Collateral except:

                  (i) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

                  (ii) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms; or

                  (iii) other property which is sold for fair consideration not in the aggregate in excess of $500,000 in any Fiscal Year (commencing with Fiscal Year 1998).

         (d) The Company will not, and will not permit any Subsidiary to, make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business (which ordinary course of business includes the acquisition, directly or indirectly, of oil and gas properties), engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, make any acquisitions of or capital contributions to or other investments in any person, other than Permitted Investments, or make any significant acquisitions or investments in any properties other than oil and gas properties.

         (e) The Company will not, and will not permit any of its Subsidiaries to, engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arms-length dealing with persons other than such Affiliates, provided that such restriction shall not apply to transactions among the Company and its wholly-owned Subsidiaries.

         (f) The Company will not, and will not permit any of its Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payment.

         (g) The Company will not amend, whether by amendment, supplement or renewal, the terms of the Note Documents as they relate to the amortization of Indebtedness under such Note Documents, the principal amount of Indebtedness under such Note Documents or the interest or premium payable with respect to such Indebtedness.

         Section 8.2 Definitions. As used in this Article VIII of the Bylaws, the following terms shall have the meanings set forth below:

         "Affiliate" shall mean, when used with respect to another person, any person directly or indirectly controlling, controlled by or under common control with such other person.

         "Amended Security Documents" has the meaning set forth in the Renewal Note Agreement.

         "Bargo Group" has the meaning set forth in the Shareholders' Agreement.

         "Collateral" has the meaning set forth in the Renewal Note Agreement.

         "ECIC" means Energy Capital Investment Company PLC, an English investment company.

         "EnCap LP" means EnCap Equity 1994 Limited Partnership, a Texas limited partnership.

         "Fiscal Year" means the 12 month period ending December 31 of any year.

         "Further Renewal Notes" shall have the meaning set forth in the Renewal Note Agreement.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or generally recognized successor) and which, in the case of the Company and its consolidated subsidiaries, are applied for periods after the date hereof in a manner consistent with the manner in which such principles were applied prior to the date hereof.

         "Indebtedness" of any person means Liabilities in any of the following categories: (a) Liabilities for borrowed money; (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services; (c) Liabilities evidenced by a bond, debenture, note or similar instrument; (d) Liabilities which would under GAAP be shown on such person's balance sheet as a liability, and is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations); (e) Liabilities arising under futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts, or similar agreements; (f) Liabilities constituting principal under leases capitalized in accordance with GAAP; (g) Liabilities arising under conditional sales or other title retention agreements; (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection; (i) Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arise out of or in connection with the sale of the same or similar securities or property; (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor; (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such person or for the creation of which such person directly or indirectly received payment), or (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor; provided, however, that the "Indebtedness" of any person shall not include Liabilities that were incurred by such person on ordinary trade terms to vendors, suppliers, or other persons providing goods and services for use by such person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor.

         "Liabilities" shall mean, as to any person, all indebtedness, liabilities and obligations of such person, whether mature or unmatured, liquidated or unliquidated, primary or secondary, direct or absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "Note Documents" shall mean the Renewal Note Agreement, the Further Renewal Notes and the Amended Security Documents as defined in the Renewal Note Agreement, and all other agreements, certificates, documents, commitments and writings at any time delivered in connection herewith or therewith.

         "Obligations" shall mean all Liabilities owing ECIC and EnCap LP under or pursuant to the Renewal Note Agreement, the Further Renewal Notes or any of the other Note Documents.

         "Permitted Investment" shall mean any investment, loan, advance, guaranty or capital contribution by the Company or any Subsidiary in any of the following: (a) properties or assets to be used in the ordinary course of business of the Company and its Subsidiaries; (b) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries; (c) investments in one or more of the Company's Subsidiaries or in any person that concurrently with such investment becomes a Subsidiary; (d) any marketable obligation maturing not later than one year after the date of acquisition therefor, issued or guaranteed by the United States of America or by any agency of the United States of America which has the full faith and credit of the Untied States of America; (e) commercial paper which is given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof; and (f) any demand deposit or time deposit (including certificates of deposit and money market or sweep accounts) with a commercial bank or trust company organized and doing business under the laws of the United States of America or any state thereof which has capital, surplus and undivided profits of at least $250,000,000, provided that such deposit must be either payable on demand or mature not more than twelve months from the date of investment therein.

         "Renewal Note Agreement" shall mean that certain Note Restructuring Agreement, dated August 14, 1998, among the Company, ECIC, EnCap LP and Gecko Booty 1994 Limited Partnership, a Texas limited partnership, as such agreement may be amended from time to time.

         "Restricted Payment" shall mean any Distribution (as defined below) in respect of the Company or any Subsidiary thereof (other than on account of capital stock or other equity interests of a Subsidiary owned legally or beneficially by the Company or another Subsidiary), including any Distribution resulting in the acquisition by the Company of securities that would constitute treasury stock. As used in this definition, "Distribution" shall mean, in respect of any corporation, partnership or other business entity (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, partnership or other business entity (except distributions in such stock or other equity interest) and (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests).

         "Senior Credit Facility" has the meaning set forth in the Renewal Note Agreement.

         "Subsidiary" shall mean with respect to any person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such person."

                            Certificate by Secretary

         The undersigned, being the secretary of FPT CORPORATION, hereby certifies that the foregoing code of bylaws was duly adopted by the unanimous written consent of the directors of said corporation effective on March 4, 1999.

         In Witness Whereof, I have signed this certification on this the 5th day of March, 1999.




                                      /s/ Mary Elizabeth Vanderhider
                                    -------------------------------------------
                                    Mary Elizabeth Vanderhider, Secretary